Exhibit 23.2

Your Vision Our Focus

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2023, relating to the financial statements of Mangoceuticals, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

December 15, 2023

Turner, Stone & Company, L.L.P.
Accountants and Consultants 12700 Park Central Drive, Suite 1400
Dallas, Texas 75251 Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195 Web site: turnerstone.com